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                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
Vesta Insurance Group, Inc.

We consent to incorporation by reference in the registration statements (Nos. 33-74160, 33-81114, 33-81126, 33-80385, 33-80387 and 33-80395) on Forms S-8 of
our report dated March 27, 1998, except as to the statements of comprehensive income and Note B and Note O, which are as of April 15, 1999, relating to the consolidated balance sheet of Vesta Insurance Group, Inc. and subsidiaries as of December 31, 1997, and the related consolidated statements of operations, comprehensive income, stockholders' equity and cash flows and financial statement schedules, for each of the years in the two-year period ended
December 31, 1997, which report appears in the December 31, 1998 annual report on Form 10-K of Vesta Insurance Group, Inc.

Our report refers to restatement of Vesta Insurance Group, Inc.'s financial statements as of and for the year ended December 31, 1997.

KPMG Peat Marwick LLP
Birmingham, Alabama
April 19, 1999